EXHIBIT 2.2

                AMENDMENT (2.2.01) TO AGREEMENT OF STOCK EXCHANGE

        AMENDMENT ("Amendment"), dated as of February 2, 2001, to that certain Agreement of Stock Exchange dated 19 June 2000 (the "Agreement") by and among Anthony E. Mohr, Jolec Trading Limited, Hugo Heerema, FOG Investments, Ltd., Gorilla Ventures N.V. (f/k/a Equation Ventures, N.V.), Linares Capital Limited, Heydael B.V., Henri B. G. Sijthoff, Charles Langereis, Jouke V.J.P. Brada, Femia
E. van Wulfften Palthe, Leonard van Hulst, Nicole E.A.M. Aarts, Fiona N. van Hulst, Viewmont Holdings Limited, Moana Lake Finance Corp., Sorensen's Securities Ltd. and Hacken Investments Limited, (individually, a "Seller" and collectively, the "Sellers"); ADVA International Inc., a Delaware corporation ("Buyer"); Global Information Group USA Inc., a Delaware corporation (the "Company") and Biotel, Inc. ("Biotel").

                                    RECITALS

         WHEREAS, the parties to this Amendment are all of the parties to the Agreement;

         WHEREAS, Section 8.3 of the Agreement provides that the parties have the right to amend the Agreement provided such amendment is evidenced by an instrument in writing signed on behalf of each of the parties.

         WHEREAS, each of the parties desires to amend the Agreement as set forth in this Amendment.

         NOW THEREFORE, in consideration of the premises and the mutual representations hereinafter set forth and intending to be legally bound hereby, the parties hereto agree as follows:

                  1. All capitalized terms used but not defined herein shall have the meanings given to them in the Agreement.

                  2. Clause 8.1.2 of the Agreement is amended to read as follows:

                  "by Sellers, the Company or Buyer, (i) if the Closing Date shall not have occurred on or prior to 5:00 p.m. Eastern Standard Time March 2, 2001, unless the failure of such occurrence shall be due to the failure of the party seeking to terminate this Agreement to perform or observe its agreements and conditions set forth herein to be performed or observed by such party at or before the Closing date; or (ii) if it has become reasonably certain that any condition specified in
                  Article 6 of this Agreement will not be satisfied and such condition has not been waived by the party having the power to waive such condition. The Closing Date may be extended by mutual agreement of the parties hereto."

         3. The Agreement, as amended by this Amendment, shall remain in full force and effect in accordance with its terms.

         4. This Amendment may be executed in several counterparts, each of which shall constitute an original and all of which, when taken together, shall constitute one agreement.

           IN WITNESS WHEREOF, the parties to this Amendment have caused this Amendment to be executed and delivered as of the date first set forth above.

SELLERS:

/s/ Anthony E. Mohr                                     /s/ Hendrik Smit, power-of-attorney for Charles Langereis
--------------------------------------------------      ---------------------------------------------------------------------
ANTHONY E. MOHR                                         CHARLES LANGEREIS, by Hendrik Smit as power-of-attorney.

FOG INVESTMENTS LIMITED
By: Anthony E. Mohr as power-of-attorney.

/s/ Anthony E. Mohr, power-of-attorney for FOG
Investments Limited                                     /s/ Hendrik Smith, pwer-of-atorney for Henri B.G. Sijthoff
--------------------------------------------------      ---------------------------------------------------------------------
                                                        HENRI B. SIJTHOFF, by Hendrik Smit as power-of-attorney.

/s/ Philip L. van Wijngaarden, power-of-
attorney for Hugo Heerema                               /s/ Hendrik Smit, power-of-attorney for Jouke V.J.P. Brada
--------------------------------------------------      ---------------------------------------------------------------------
HUGO HEEREMA, by Philip L. van Wijngaarden as           JOUKE V.J.P. BRADA, by Hendrik Smit as power-of-attorney.
power-of-attorney.

/s/ Philip L. van Wijngaarden, power-of-
attorney for Femia E. van Wulfften Palthe               /s/ Philip L. van Wijngaarden, power-of-attorney for Leonard van Hulst
-------------------------------------------------       ----------------------------------------------------------------------
FEMIA E. VAN WULFFTEN PALTHE, by                        LEONARD VAN HULST, by Philip L. van Wijngaarden as power-of-attorney.
Philip L. van Wijngaarden as power-of-attorney.

/s/ Philip L. van Wijngaarden, power-of-
attorney for Nicole E.A.M. Aarts                         /s/ Philip L. van Wijngaarden, power-of-attorney for Fiona van Hulst
--------------------------------------------------       ----------------------------------------------------------------------
NICOLE E.A.M. AARTS, by                                  FIONA N. VAN HULST, by Philip L. van Wijngaarden as power-of-attorney.
Philip L. van Wijngaarden as power-of-attorney.



JOLEC TRADING LIMITED                                   VIEWMONT HOLDINGS LIMITED

By:   Intertrust (Curacao) N.V.                         By:  Intertrust (Curacao) N.V.

/s/ Gregory Elias                                       /s/ Gregory  Elias
--------------------------------------------------      -----------------------------------------------------------------------
Gregory Elias, Managing Director                        Gregory Elias, Managing Director



SORENSEN'S SECURITIES LIMITED                           GORILLA VENTURES N.V.

By: Intertrust (Curacao) N.V.                           By: Intertrust (Curacao) N.V.

/s/ Gregory Elias                                       /s/ Gregory Elias
--------------------------------------------------      -----------------------------------------------------------------------
Gregory Elias, Managing Director                        Gregory Elias, Managing Director



MOANA LAKE FINANCE CORP.                                LINARES CAPITAL LIMITED

By: Intertrust (Curacao) N.V.                           By: Intertrust (Curacao) N.V.

/s/ Gregory Elias                                       /s/ Gregory Elias
--------------------------------------------------      -----------------------------------------------------------------------
Gregory Elias, Managing Director                        Gregory Elias, Managing Director


HACKEN INVESTMENTS LIMITED                              HEYDAEL B.V.

By: Benno P. Hafner, power-of-attorney                  By:  Hendrik Smit, Managing Director

/s/ Benno P. Hafner                                     /s/ Hendrik Smit
--------------------------------------------------      -----------------------------------------------------------------------

BUYER:                                                  COMPANY:

ADVA INTERNATIONAL, INC.                                GLOBAL INFORMATION GROUP USA, INC.

By:    /s/ George L. Down                                By:    /s/ Anthony E. Mohr
       -------------------------------------------             -------------------------------------------
Name:  George L. Down                                   Name:  Anthony E. Mohr
       -------------------------------------------             -------------------------------------------
Title: President                                        Title: Chief Executive Officer
       -------------------------------------------             -------------------------------------------


BIOTEL, INC.

By:    /s/ Ronald G. Moyer
       -------------------------------------------
Name:  Ronald G. Moyer
       -------------------------------------------
Title: President
       -------------------------------------------